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                                                                     EXHIBIT 5.1

November 22, 2005

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

                        Windrose Medical Properties Trust
                 3,000,000 Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as special counsel for Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale of 3,000,000 common shares of beneficial interest of the Company, $0.01 par value per share (the "Shares"). The Shares will be issued in a public offering pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-112183), filed by the Company with the Securities and Exchange Commission (the "Commission") on January 26, 2004, as amended by Post-Effective Amendment No. 1 thereto filed by the Company with the Commission on January 30, 2004 (as amended at the time it became effective, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the base prospectus dated February 2, 2004 contained therein and the prospectus supplement thereto dated November 22, 2005 (together, with the base prospectus, the "Prospectus"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have examined the Registration Statement, the Prospectus, the Form of Purchase Agreement, dated as of November 22, 2005 by and among the direct purchasers of the Shares and the Company (the "Purchase Agreement"), the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), and the Company's Bylaws, minutes of the board of trustees of the Company, each as certified by the Secretary of the Company, and such other documents, records, certificates and papers as we have considered necessary as a basis for the opinions hereinafter expressed (all such documents collectively referred to as the "Documents").

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of all signatures, (iv) the due authorization, execution and delivery of all Documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of Documents by the Company and the validity, binding effect and enforceability thereof upon the Company) and (v) the Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Declaration of Trust.

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Windrose Medical Properties Trust
November 28, 2005
Page 2

The opinions set forth in this letter are based upon and are limited solely to the Maryland REIT law, and we express no opinion herein concerning the laws of any other jurisdiction. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any laws other than the Maryland REIT law, we do not express any opinion on such matter.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

      1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

      2. The issuance of the Shares has been duly authorized by the Company and, when and to the extent issued and delivered against payment pursuant to the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the report on Form 8-K, to be filed by the Company with the Commission on or about the date hereof (the "8-K"), which is incorporated by reference in the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein and in the section entitled "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

                                                  Very truly yours,



                                                  /s/ Hunton & Williams LLP